Exhibit 10.31

AMENDMENT TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED

          The Profit Sharing Plan of Quest Diagnostics Incorporated, whose predecessor was originally effective October 1, 1973, as presently maintained under an amendment and restatement made effective as of January 1, 2007, is hereby further amended, generally effective as of January 1, 2008 and effective as of January 1, 2009 as specifically stated herein, in the following respects:

1. A new paragraph is added at the end of the “Introduction” to provide as follows:

“Effective January 1, 2008, Focus Diagnostics, Inc. became an Employer in the Plan, and the Plan is hereby again amended and restated to reflect the merger, effective March 13, 2008, of the Focus Diagnostics, Inc. 401(k) and Profit Sharing Plan into the Plan.”

2. Clause (2) of the second paragraph of the definition of “Deferral Compensation” is amended to provide as follows:

“(2) except as specifically provided in (1) above, Deferral Compensation shall not include severance pay or other form of post-termination compensation;”

3. The definition of “Employer” is amended by changing the date from January 1, 2007 to January 1, 2008 and adding Focus Diagnostics, Inc. to the list of Employers, and is further amended by changing the date from January 1, 2008 to January 1, 2009 and adding Specialty Laboratories, Inc. and HemoCue, Inc. to the list of Employers.

4. The definition of “Fiduciary” is amended in its entirety to provide as follows:

“Fiduciary – The Trustee, the Committee and any individual, corporation, firm or other entity which has, in accordance with ERISA, fiduciary responsibilities respecting management of the Plan or the disposition of its assets.”

5. The definition of “Investment Option” is amended in its entirety to provide as follows:

“Investment Option — The investment vehicle elected by the Participant in accordance with Section 2.4 for investment of his Individual Account. The Employer Stock Fund at all times may be an available Investment Option under this Plan.”

6. The definition of “Merged Plan” is amended in its entirety, effective January 1, 2008 to provide as follows:

“Merged Plan — The Advance Medical Plan, the AML-East Plan, the AML-West Plan, the CBCLS Plan, the CDS Plan, the CPF Pension Plan, the CPF Savings Plan, the Damon Plan, the DeYor Plan, the LabPortal Plan, the Maryland Medical Laboratory Plan, the MedPlus Plan, the MetWest Plan, the Nichols Institute Plan, the Podiatric Pathology Laboratories Plan, the Statlab Plan, the Unilab Plan, the LabOne (k) Plan, the LabOne Pension Plan and the Focus Diagnostics, Inc. Profit Sharing and 401(k) Plan, either individually or collectively as the case may be.”

7. A new definition, “Prior Focus Plan Match Sub-Account” is added, effective January 1, 2008 to provide as follows:

“Prior Focus Plan Match Sub-Account — That portion of the Individual Account of a Participant attributable to employer matching contributions made to the Focus Diagnostics, Inc. Profit Sharing and 401(k) Plan and earnings or losses thereon.”

8. The definition of “Individual Account,” the definition of “Vested Employer Stock Dividend Sub-Account” and Sections 4.1(a), 4.5, 5.5(b)(2)(A), 6.1(g), 6.2(a), 6.3(b) and 6.5(a) are amended by following each phrase or clause where the term “Prior Employer Match Sub-Account” appears with a corresponding phrase or clause using the term “Prior Focus Plan Match Sub-Account,” and renumbering subsequent phrases or clauses as may be necessary.

9. The definition of “Section 415 Compensation” is amended in its entirety to provide as follows:

“Section 415 Compensation — Compensation within the meaning of Section 415(c)(3) of the Code, which shall include “post-severance compensation.” “Post-severance compensation” means, for any Limitation Year beginning on or after July 1, 2007, the following amount(s) that would have been included in the definition of Section 415 Compensation if the amounts were paid prior to the Employee’s Severance from Service (as defined in regulations under Code Section 1.415(a)-1(f)(5)) with the Employer, and that are paid to the Employee by the later of 2½ months after the Employee’s Severance from Service with the Employer or the end of the Limitation Year that includes the Employee’s date of Severance from Service with the Employer if the payment is:

(a)

regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and the payment would have been paid to the Employee prior to a Severance from Service if the Employee had continued in employment with the Employer;

(b)	for unused accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued;

(c)

received by the Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income; or

(d)	made by the Employer to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service.”

10. Section 2.4(a) is amended in its entirety to provide as follows:

“In the absence of any valid Investment Option specification to the contrary, a Participant’s Individual Account automatically shall be invested in the applicable qualified default investment alternative (as defined under ERISA) specified by the Committee. Commencing on the date that is 30 days after the Employee’s date of hire with an Employer (or such other date as the Committee shall designate), the Employee may change his Investment Option specification in accordance with subsection (b).”

11. Section 3.1(c)(2)(A) is amended in its entirety to provide as follows:

“If in any calendar year the aggregate of a Participant’s Regular Pre-Tax Contributions made on his behalf under this Plan, plus his other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by any sponsor, under any simplified employee pension (as defined in Code Section 408(k)), or used to have an annuity contract purchased on his behalf under Code Section 403(b), exceed the limitation of paragraph (1), then no later than the March 15 following such calendar year the Participant may notify the Committee (i) that he has exceeded the limitation and (ii) of the amount of his Regular Pre-Tax Contributions under this Plan which he wants distributed to him (as adjusted for Allocable Income/Loss), notwithstanding his salary reduction agreement, so that he will not exceed the limitation. The Committee may require the Participant to provide reasonable proof that he has exceeded the limitation of paragraph (1).”

12. A new Section 3.1(c)(2)(C) is added to provide as follows:

“(C) “Allocable Income/Loss” means, with respect to any contributions which must be returned to the Participant or forfeited under any of the limitations of Article III, the income or loss allocable to such contributions for the Plan Year. Income or loss may be determined by any reasonable method for computing the income or loss, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is the same method used by the Plan for allocating income or loss to Participants’ Individual Accounts. ”

13. The third sentence of Section 3.4(d) is amended to provide as follows:

“The rollover contribution of an Employee who has not satisfied the initial eligibility requirements of Section 2.1 shall be invested in the applicable qualified default investment alternative specified by the Committee, unless and until he makes a different Investment Option specification pursuant to Section 2.4.”

14. A new second paragraph is added at the end of Section 3.6 to provide as follows:

“Notwithstanding that the Plan is intended to be operated as a “safe harbor” 401(k) plan with respect to Employee Pre-Tax Contributions, the provisions of the remainder of this Section 3.6 shall be applicable to Participants during such period as they are able to make Employee Pre-Tax Contributions but are not eligible to receive Employer Matching Contributions. The Plan shall satisfy the ADP test of Code Section 401(k)(3) and Treasury Regulations §§1.401(k)-2(a) and (b). For this purpose, the Plan shall use the current year testing method. ”

15. Section 4.6 is amended in its entirety to provide as follows:

“4.6	Maximum Additions

(a)	For the purpose of this Section 4.6, the following terms shall have the following meanings:

	(1)	“Annual Additions” means for any Limitation Year:

(i)

The sum of the following amounts credited to a Participant’s account in all qualified defined contribution plans (which includes an annuity contract described in Code Section 403(b)) maintained by the Employer or an Affiliate (or a predecessor employer as defined in Regulation §1.415(f)-1(c)):

(A)

Employer contributions, even if such Employer contributions are excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or such excess contributions or excess aggregate contributions are corrected through distribution;

			(B)	Employee contributions, which include mandatory employee contributions (as defined in Code Section 411(c)(2)(C) and Regulations thereunder) and voluntary employee contributions;

			(C)	Forfeitures;

(D)

Contributions allocated to any individual medical account, as defined in Code Section 415(1)(2), which is part of a pension or annuity plan established pursuant to Code Section 401(h) and maintained by the Employer or an Affiliate;

			(E)	Amounts attributable to post-retirement medical benefits allocated to a separate account for a key employee (any Employee who, at any time during the Plan Year or any preceding Plan Year, is or was a key employee pursuant to Code Section 419A(d)), maintained by the Employer or an Affiliate; and

(F)

Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, the difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan.

(ii)	Notwithstanding the foregoing, a Participant’s Annual Additions do not include the following:

(A)

The restoration of an Employee’s accrued benefit by the Employer in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(C) or resulting from the repayment of cashouts (as described in Code Section 415(k)(3)) under a governmental plan (as defined in Code Section 414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the Plan restricts the timing of repayments to the maximum extent allowed by Code Section 411(a);

	(B)	Catch-Up Pre-Tax Contributions made in accordance with Code Section 414(v) and Regulation §1.414(v)-1;

(C)

Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, a payment made to restore some or all of the Plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan;

	(D)	Excess elective deferrals that are distributed in accordance with Regulation §1.402(g)-1(e)(2) or (3);

		(E)	Rollover Contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16));

		(F)	Repayments of loans made to a Participant from the Plan;

(G)

Repayments of prior Plan distributions described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);

		(H)	The direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan;

		(I)	The reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II); and

		(J)	Employee contributions to a qualified cost of living arrangement within the meaning of Code Section 415(k)(2)(B).

(2)

“Limitation Year” means the calendar year unless changed by a Plan amendment. Notwithstanding the preceding, if the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan shall be treated as if it had been amended to change its Limitation Year.

(b)	Code Section 415 Limit

(1)

Notwithstanding anything contained herein to the contrary, in no event may the Annual Additions (except for Catch-Up Pre-Tax Contributions) made with respect to a Participant for a Limitation Year under the Plan and any other defined contribution plan, within the meaning of Code Section 415(c), maintained by an Employer or an Affiliate exceed the lesser of $40,000 (as adjusted pursuant to Code Section 415(d) for Plan Years beginning after 2002) or, 100% of his or her annual 415 Compensation from the Employer or an Affiliate for the Limitation Year. The compensation limitation referred to in the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Sections 415(a)(2) or 415(l)(1). In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum amount indicated above shall be reduced pro rata in accordance with the number of months in the short Limitation Year.

(2)

If due to a reasonable error in calculating a Participant’s Section 415 Compensation for a Plan Year, due to the allocation of forfeitures, or due to such other facts and circumstances as may justify the availability of this special rule, as determined by the Internal Revenue Service (“IRS”), the Annual Additions to the Participant’s Account under this Plan and any other defined contribution plan of the Employer exceeds the limitations of paragraph (a) for a Limitation Year, then the excess amounts may be corrected only in accordance with the IRS Employee Plans Compliance Resolution System as set forth in Revenue Ruling 2008-50 or any superseding guidance including, but not limited to, the preamble to the final Code Section 415 regulations as published in the Federal Register on April 5, 2007.

(3)	The provisions of Code Section 415 are hereby incorporated by reference to the extent not provided above.”

16. Section 5.5(b)(2)(H) is renumbered as Section 5.5(b)(2)(I) and a new Section 5.5(b)(2)(H) is added to provide as follows:

“(I) A Participant shall have a vested interest in the following percentage of his Prior Focus Plan Match Sub-Account (if any):

Years of Vesting Service	Vested Interest

0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

17. A new Section 5.5(b)(3)(D) is added to provide as follows:

                      “(D) If the employment of a Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(a) at a time when he is not fully vested in his Prior Focus Plan Match Sub-Account (if any), then the Committee shall follow the procedure set forth in clause (i) or that set forth in clause (ii) below, as appropriate:

                                 (i) If the Participant had no vested interest in his Prior Focus Plan Match Sub-Account at the time of his termination of employment, the Committee nonetheless shall treat the Participant as if he had received a distribution on the date his employment terminated and shall forfeit the Participant’s entire Prior Focus Plan Match Sub-Account as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring a five-year Period of Severance, his Prior Focus Plan Match Sub-Account, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.

                                 If the Participant is partially vested in his Prior Focus Plan Match Sub-Account at the time of his termination of employment and if he receives a distribution of his vested interest before he incurs a five-year Period of Severance, the remaining portion of his Prior Focus Plan Match Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring a five-year Period of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Prior Focus Plan Match Sub-Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.

                                 A Participant’s Prior Focus Plan Match Sub-Account shall be restored first out of Forfeitures for such Plan Year and, if such Forfeitures are insufficient to restore such Prior Focus Plan Match Sub-Account, the Employer shall make a special contribution to the extent necessary so that the Participant’s Prior Focus Plan Match Sub-Account is fully restored.

                       (ii) If the Participant is partially vested in his Prior Focus Plan Match Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs a five-year Period of Severance, the remaining portion of his Prior Focus Plan Match Sub-Account shall be forfeited as soon as administratively feasible after such five-year Period of Severance has been incurred.

18. Section 5.10 is amended in its entirety to provide as follows:

“A Participant’s Individual Account (or applicable sub-account thereof) shall be valued at fair market value as of the last day of the Plan Year (the “Valuation Date”). At the discretion of the Committee, its delegate or a Trustee (whichever applies), some or all of the assets of the Trust may be valued more frequently. These dates also shall be Valuation Dates. As of each such Valuation Date, the earnings and losses of the Trust Fund shall be allocated to each Participant’s Individual Account (or applicable sub-account thereof) pursuant to a consistent non-discriminatory method selected by the Committee.”

19. Section 5.11 is amended in its entirety to provide as follows:

“5.11	Direct Rollovers

(a)

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	(1)

An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such portion is transferred to an individual retirement account or annuity described in Code Sections 408(a) or (b), or to a qualified plan described in Code Section 401(a) or to an annuity contract described in Code Section 403(b) which in each case agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; and any distribution that is reasonably expected to total less than $200 during a year.

(2)

An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA described in Code Section 408A (if the direct rollover meets the requirements of Code Sections 402(c), 403(b)(8) or 457(c)(16), as applicable), an annuity plan described in Code Section 403(a), a qualified plan described in Code Section 401(a), an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state and which agrees to separately account for amounts transferred into such plan from this Plan. An “eligible retirement plan” for a distributee who is a designated beneficiary (as defined by Section 401(a)(9)(E) of the Code) of the Participant and who is not the surviving spouse of the Participant is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) that will be treated as an inherited IRA pursuant to Code Section 402(c)(11).

(3)

A “distributee” includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. A distributee also shall include an individual who is a designated beneficiary (as defined by Section 401(a)(9)(E) of the Code) of the Participant and who is not the surviving spouse of the Participant.

(4) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.”

20. A new Section 5.14 is added to provide as follows:

“5.14	Voluntary Direct Transfers

A Participant whose employment status has changed so that he no longer is eligible for active participation in the Plan and who is not expected to regain such eligibility in the foreseeable future, may request a distribution from his Individual Account prior to his Severance from Service Date. Such Individual Account may be distributed only through transfer to another cash or deferred arrangement under Code Section 401(k) maintained by the Employer or an Affiliate under which the Participant currently is, or soon will be, eligible to participate. The provisions of Code Section 411(a)(10) shall apply to the vesting schedule of such transferee plan as if an amendment to the vesting schedule of this Plan. Payments made pursuant to this Section shall operate as a complete discharge of the Trustee, the Committee and the Trust Fund.”

21. Section 7.3 is amended in its entirety to provide as follows:

“One of the Investment Options may be the Employer Stock Fund, which will be invested in the common stock of the Employer, provided such stock qualifies as qualifying employer securities within the meaning of ERISA Section 407(d)(5). The portion of the Plan comprised of the Employer Stock Fund shall be an employee stock ownership plan under Code Section 4975(e)(7) which shall include the share distribution requirements of Code Section 409(h) and the participant pass-through voting rights required under Code Section 409(e). The level of Plan assets invested in such fund shall be determined by Participants’ Investment Option specifications and, subject to any restrictions that may be imposed under Section 2.4, may consist of up to 100% of all Plan assets.’

22. Clause (3) of the third paragraph of Section 8.1 is amended to provide as follows::

“(3) delegation by the Committee to another committee of its responsibility to add, change or delete Investment Options in accordance with Section 8.5.”

23. The sixth paragraph of Section 8.5 is amended in its entirety to provide as follows:

“The Committee (or its delegate pursuant to Section 8.1) may add, change or delete the available Investment Options at any time.

24. A new first sentence is added to Section 8.6 to provide as follows:

“All claims for benefits under the Plan shall be submitted to the Committee or its delegate, including a committee designated by the Committee to review appeals from initial claim denials, which shall have the responsibility for determining the eligibility of any Participant or Beneficiary for benefits.”

25. All subsequent appearances in Section 8.6 of the phrase “the Committee” are changed to “the Committee or its delegate.”

26. A new fifth paragraph is added to Section 8.6 to provide as follows:

“In the context of a claim involving a disability determination, the initial claim determination shall be made within 45 days, and the maximum extension of time available to the decisionmaker is 30 days. Further, the information included in any denial also shall include identification of any medical or vocational experts whose advice was obtained in connection with a claim determination, whether or not their judgment was relied upon in making the determination.”

27. All appearances in Section 8.7 of the phrase “the Committee” are changed to “the Committee or its delegate.”

28. The first two paragraphs of Section 8.7 are amended in their entirety to provide as follows:

“In the event a claim for benefits is denied, the claimant or his duly authorized representative, at the claimant’s sole expense, may appeal the denial by filing a written request for review with the Committee or its delegate within 60 days (45 days in the context of a claim involving a disability determination) of the receipt of written notice of denial or 60 days (45 days in the context of a claim involving a disability determination) from the date such claim is deemed to be denied. In pursuing such appeal, the claimant or his duly authorized representative may review pertinent Plan documents, and may submit issues and comments in writing.

The decision on review shall be made by the Committee or its delegate within 60 days (45 days in the context of a claim involving a disability determination) of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day (or 45-day) period, and such extension notice shall indicate the special circumstance requiring an extension of the time and the date by which the Committee or its delegate expects to render a decision.”

29. Appendix A is amended in its entirety to provide as follows in the attached Appendix A.

30. The first table in Appendix B is amended in its entirety to provide as follows in the attached first table in Appendix B.

31. In all other respects, the Plan shall remain unchanged by this Amendment.

          As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officer this 23rd day of December, 2008, generally effective as of January 1, 2008 and effective as of January 1, 2009 as specifically stated herein.

QUEST DIAGNOSTICS INCORPORATED

/s/ David W. Norgard

By:	David W. Norgard

Title:	Vice President, Human Resources

Appendix A

          The Effective Date for each Employer is set forth below:

Employer	Effective Date

Quest Diagnostics Incorporated (DE)	October 1, 1973
Quest Diagnostics Incorporated (MI)	May 1, 1990
Quest Diagnostics LLC (CT)	January 1, 1994
Quest Diagnostics of Pennsylvania Inc. (DE)	July 1, 1993
MetWest Inc. dba Quest Diagnostics	April 1, 1994
Quest Diagnostics LLC (MA)	March 1, 1995
Quest Diagnostics Incorporated (MD)	January 1, 1995
Nichols Institute Diagnostics (CA)	January 1, 1995
Quest Diagnostics Incorporated (CA)	January 1, 1995
Quest Diagnostics LLC (IL)	January 1, 1999
Quest Diagnostics Clinical Laboratories, Inc. (DE) (f/k/a SmithKline Beecham Clinical Laboratories, Inc.)	August 16, 1999
MedPlus, Inc.	January 1, 2002
Quest Diagnostics Venture LLC (PA)	November 15, 1997
Diagnostic Laboratory of Oklahoma	January 13, 2001
Quest Diagnostics Nichols Institute Inc.	January 1, 2003
Quest Diagnostics Incorporated (NV)	January 1, 2003
Associated Pathologists, Chartered	January 1, 2003
Associated Diagnostic Pathologists, Inc.	January 1, 2007
LabOne, Inc.	January 1, 2007
Focus Diagnostics, Inc.	January 1, 2008
Specialty Laboratories, Inc.	January 1, 2009
HemoCue, Inc.	January 1, 2009

Appendix B

          The Merger Date for each Merged Plan is set forth below:

Name	Merger Date

Advance Medical & Research Center, Inc. Retirement Plan	May 1, 1990
Continental Bio Clinical Laboratory Service, Inc. Profit Sharing and Retirement Savings Plan	January 1, 1992
Statlab, Inc. Retirement Plan	March 1, 1993
CPF/MetPath Savings and Retirement Plan	July 1, 1993
Clinical Pathology Facility, Inc. Pension Plan	July 1, 1993
DeYor Laboratories 401(k) Profit Sharing Plan and Trust	January 1, 1994
The Profit Sharing Plan and Trust Agreement for Employees of MetWest Inc.	April 1, 1994
Maryland Medical Laboratory, Inc. 401(k) Profit Sharing Plan and Trust	January 1, 1995
Nichols Institute 401(k) Plan	January 1, 1995
Podiatric Pathology Laboratories, Inc. Profit Sharing Plan	January 1, 1995
MedPlus, Inc. 401(k) Plan	January 2, 2002
LabPortal, Inc. 401(k) Plan	July 1, 2002
AML-East 401(k) Plan	January 3, 2003
APL Healthcare Group Inc. Profit Sharing and 401(k) Plan	January 3, 2003
Clinical Diagnostics Services 401(k) Plan	June 2, 2003
Unilab 401(k) Plan	January 2, 2004
LabOne, Inc. Profit Sharing 401(k) Plan	March 1, 2007
LabOne, Inc. Money Purchase Pension Plan	March 1, 2007
Focus Diagnostics, Inc. Profit Sharing and 401(k) Plan	March 13, 2008